Exhibit 99.2


                                   Nina M. Gussack




                                                           November __, 1996



     General Bearing Corporation
     44 High Street
     West Nyack, New York 10994

     Gentlemen:

               I have received a copy of the registration statement on Form S-1 (Registration No. 333-15477), as amended (the "Registration Statement"), prepared by General Bearing Corporation, a Delaware corporation (the "Corporation"), and filed with the Securities and Exchange Commission on November 4, 1996 under the Securities Act of 1933, as amended, in connection with the initial public offering (the "Public Offering") of the Corporation's common stock, par value $.01 per share.

               I hereby consent to being named in the Registration Statement as a person designated to be elected to the Board of Directors of the Corporation upon completion of the Public Offering.

                                             Very truly yours,

                                              /s/ Nina M. Gussack
                                             ------------------------
                                             Nina M. Gussack